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Exhibit 11 -   Computation of Per Share Earnings
               (in thousands, except per share amounts)

                                          Three months Ended  Nine Months Ended
                                             September 30       September 30
                                          ------------------  -----------------
                                            1996      1995      1996    1995
                                            ----      ----      ----    ----
Primary
     Average shares outstanding             6,149    5,432     5,862   5,432
     Net effect of dilutive stock options --
        based on the treasury stock method
        using average market price            -0-      -0-     1,097   1,329
                                           ------   ------     -----   -----
     Total                                  6,149    5,432     6,959   6,761
                                           ------   ------     -----   -----
                                           ------   ------     -----   -----
     Net income (loss)                      $(167)   $(216)    $ 353   $ 471
                                           ------   ------     -----   -----
                                           ------   ------     -----   -----
     Per share amount                      $(0.03)  $(0.04)    $0.05   $0.07
                                           ------   ------     -----   -----
                                           ------   ------     -----   -----
Fully diluted
     Average shares outstanding             6,149    5,432     5,862   5,432
     Net effect of dilutive stock options --
       based on the treasury stock method
       using the period-end market price, if
       higher than average market price       -0-      -0-     1,108   1,329
                                           ------   ------     -----   -----
     Total                                  6,149    5,432     6,970   6,761
                                           ------   ------     -----   -----
                                           ------   ------     -----   -----
     Net income (loss)                      $(167)   $(216)    $ 353   $ 471
                                           ------   ------     -----   -----
                                           ------   ------     -----   -----
     Per share amount                      $(0.03)  $(0.04)    $0.05   $0.07
                                           ------   ------     -----   -----
                                           ------   ------     -----   -----